                                                                       EXHIBIT 7

                                 SCHEDULE 13D

                            SAUNDERS & PARKER INC.
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934


                            Telenetics Corporation
           --------------------------------------------------------
                               (Name of Issuer)


                                 Common Stock
           --------------------------------------------------------
                        (Title of Class of Securities)


                                   87943P408
           --------------------------------------------------------
                                (CUSIP Number)

                            Saunders & Parker, Inc.
                              5735 Prestwick Lane
                               Dallas, TX  75252
                                 (972)732-0712

                                With a copy to:
                           Sally A. Schreiber, Esq.
                        Munsch Hardt Kopf & Harr, P.C.
                              4000 Fountain Place
                               1445 Ross Avenue
                               Dallas, TX  75202
                                (214) 855-7500
           --------------------------------------------------------
           (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)


                                January 7, 2000
           --------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of (S) (S) 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box [ ].

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        (Continued on following page(s))
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                                                               Page 2 of 7 Pages

CUSIP No. 87943P408                 Schedule 13D

-------------------------------------------------------------------------------
(1) Names of reporting person. I.R.S. Identification Nos. of Above
    Person

    Saunders & Parker, Inc.
-------------------------------------------------------------------------------
(2) Check the Appropriate Box if a Member       (a)  [ ]
    of a Group                                  (b)  [X]


-------------------------------------------------------------------------------
(3) SEC Use Only ___________________


-------------------------------------------------------------------------------
(4) Source of Funds

    OO
-------------------------------------------------------------------------------
(5) Check if Disclosure of Legal Proceedings is Required Pursuant to
    Items 2(d) or 2(e)
                                       [ ]
-------------------------------------------------------------------------------
(6) Citizenship or Place of Organization

    Texas, U.S.A.
-------------------------------------------------------------------------------
Number of Shares              (7) Sole Voting
 Beneficially Owned                 Power
 by Each Reporting                1,100,000/1/
 Person With                 --------------------------------------------------
                              (8) Shared Voting
                                    Power
                                  0
                             --------------------------------------------------
                              (9) Sole Dispositive
                                    Power
                                  1,100,000/1/
                             --------------------------------------------------
                             (10) Shared Dispositive
                                    Power
                                  0
-------------------------------------------------------------------------------
(11) Aggregate Amount Beneficially Owned by Each Reporting Person
     1,100,000/1/
-------------------------------------------------------------------------------
(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares
     [ ]
-------------------------------------------------------------------------------
(13) Percent of Class Represented by Amount in Row (11)
     9.5%
-------------------------------------------------------------------------------
(14) Type of Reporting Person
     CO
-------------------------------------------------------------------------------

/1/ Of these shares, 600,000 are deemed to be beneficially owned as a result of the ownership of an exercisable option and 500,000 are deemed to be beneficially owned as a result of the pledge of such shares.
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                                                               Page 3 of 7 Pages

ITEM 1.  SECURITY AND ISSUER

         Common stock, no par value ("Common Stock"), of Telenetics Corporation, a California corporation ("Telenetics") whose principal executive offices are at 25111 Arctic Ocean, Lake Forest, CA 92630.

ITEM 2.  IDENTITY AND BACKGROUND

         (a) Saunders & Parker, Inc. is a Texas corporation (the "Reporting Person"). William C. Saunders ("Saunders") and Terry S. Parker ("Parker") are the only executive officers, directors and shareholders of the Reporting Person. Each of Saunders and Parker is a Co-President, director and 50% shareholder of the Reporting Person.

         (b) The address of the Reporting Person's principal office and principal business is 5735 Prestwick Lane, Dallas, TX 75252. Saunders' business address is the same as the Reporting Person's. Parker's business address is the same as the Reporting Person's.

         (c) The principal business of the Reporting Person is consulting and investment. Saunders' principal employment is with the Reporting Person. Parker's principal employment is with the Reporting Person. See Item 2(b) of this Schedule 13D for the address of the Reporting Person.

         (d) In the past five years, neither the Reporting Person, Saunders nor Parker has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         (e) In the past five years, neither the Reporting Person, Saunders nor Parker has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction that resulted in it or him being subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         (f) Both Saunders and Parker are citizens of the United States of America.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         Of the shares reported on, none are actually owned by the Reporting Person at the date of this Schedule 13D. Six hundred thousand shares are subject to options (the "Options") that are presently exercisable at $1.75 per share and the remaining five hundred thousand shares (the "Pledged Shares") are held as security for payment of a note, all as discussed in more detail below.

         The Options were granted to the Reporting Person pursuant to that certain Non-Qualified Stock Option Agreement dated January 7, 2000, executed by Telenetics ("Non-Qualified Stock Option Agreement"), a copy of which is filed as an exhibit to this Schedule 13D, as partial consideration for the services to be performed by the Reporting Person under that certain Consulting Agreement dated January 7, 2000 ("Consulting Agreement"), executed by Telenetics and the Reporting Person, a copy of which is filed as an exhibit to this Schedule 13D.

         The Pledged Shares were pledged to the Reporting Person pursuant to that certain Pledge Agreement dated January 7, 2000 ("Stock Pledge

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                                                               Page 4 of 7 Pages

         Agreement"), executed by Michael A. Armani, the President and a director of Telenetics, in connection with that certain Guaranty dated January 7, 2000 (the "Guaranty"), executed by Michael A. Armani, which, in turn, was executed in connection with that certain Promissory Note dated January 7, 2000 (the "Note"), executed by Telenetics and payable to the order of the Reporting Person. The Note evidences certain liabilities assumed by Telenetics in connection with its acquisition of stock of eflex Wireless, Inc., a Delaware corporation ("eflex"), pursuant to that certain Stock Purchase Agreement dated January 7, 2000 ("Stock Purchase Agreement"), executed by Telenetics and the shareholders of eflex.

         For information on Parker and Saunders, as required in Instruction C, please see Item 3 of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

ITEM 4.  PURPOSE OF TRANSACTION

         The Reporting Person acquired the Options as partial consideration for the services to be performed under the Consulting Agreement, and the Reporting Person took a pledge of the Pledged Shares to secure payment of the Note. The Reporting Person acquired the shares of Common Stock reported on hereunder for investment purposes and currently has no plans or proposals with respect to any of the matters described in (a) through (j) of Item 4 of Schedule 13D.

         For information on Parker and Saunders, as required in Instruction C, please see Item 4 of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER

         (a) Number of shares of Common Stock deemed to be beneficially owned by Reporting Person: 1,100,000, including the 1,000,000 deemed to be beneficially owned by the Reporting Person.

              Number of shares of Common Stock deemed to be beneficially owned by Parker: 2,516,179, including the 1,100,000 deemed to be beneficially owned by the Reporting Person.

              Number of shares of Common Stock deemed to be beneficially owned by Saunders: 2,516,179, including the 1,100,000 deemed to be beneficially owned by the Reporting Person.

              Percentage of class of securities deemed to be beneficially owned by Reporting Person: 9.5%.

              Percentage of class of securities deemed to be beneficially owned by Parker: 19.6%, including the 9.5% deemed to be beneficially owned by the Reporting Person as described in this Schedule 13D.

              Percentage of class of securities deemed to be beneficially owned by Saunders: 19.6%, including the 9.5% deemed to be beneficially owned by the Reporting Person as described in this Schedule 13D.


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                                                               Page 5 of 7 Pages

         (b) Number of shares deemed to be beneficially owned by Reporting Person as to which it has the sole power to vote: 1,100,000/2/

              Number of shares deemed to be beneficially owned by Reporting Person as to which it has the shared power to vote: 0

              Number of shares deemed to be beneficially owned by Reporting Person as to which it has the sole power to dispose: 1,100,000/2/

              Number of shares deemed to be beneficially owned by Reporting Person as to which it has the shared power to dispose: 0

              For information on Parker and Saunders, as required in Instruction C, please see Item 5(b) of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

         (c) The Reporting Person has not had any transactions in Common Stock, except as described herein. The transactions described herein occurred on January 7, 2000.

              For information on Parker and Saunders, as required in Instruction C, please see Item 5(c) of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

         (d) Each of Saunders and Parker, as a result of being a 50% shareholder, director, and Co-President of the Reporting Person, will be able to influence the power to direct the receipt of dividends from, or the proceeds from the disposition of, the shares of Common Stock subject to the Options and the Pledged Shares.

              For information on Parker and Saunders, as required in Instruction C, please see Item 5(d) of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

         (e)  Not Applicable to Reporting Person, Saunders or Parker.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

         Reference is made to the Stock Purchase Agreement, the Non-Qualified Stock Option Agreement, the Consulting Agreement, the Stock Pledge Agreement, the Guaranty, and the Note. A copy of each of the aforementioned documents is filed as an exhibit to this Schedule 13D. For information on Parker and Saunders, as required in Instruction C, please see Item 6 of the Schedule 13D executed by each of them on January 18, 2000, with respect to Telenetics, a copy of each of which is filed as an exhibit to this Schedule 13D, which information is incorporated herein by reference.

-------------------------
/2/ Assumes exercise of Options and the existence of an Event of Default under the Stock Pledge Agreement. For more information, please see Item 3 of this
Schedule 13D.
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                                                               Page 6 of 7 Pages

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS

         The following are filed as exhibits to this Schedule 13D:

         (1)  Stock Purchase Agreement
         (2)  Non-Qualified Stock Option Agreement
         (3)  Consulting Agreement
         (4)  Stock Pledge Agreement
         (5)  Guaranty
         (6)  Note
         (7) Schedule 13D of Terry S. Parker with respect to Telenetics dated January 18, 2000
         (8) Schedule 13D of William C. Saunders with respect to Telenetics dated January 18, 2000